Exhibit 99.1

Cryoport Authorizes $100 Million Repurchase Program

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Management Presenting at Upcoming Investor Conferences

NASHVILLE, Tennessee, March 11, 2022 - Cryoport, Inc. (NASDAQ: CYRX) (“Cryoport” or the “Company”), a global leader in temperature-controlled supply chain solutions for the life sciences industry, today announced its Board of Directors has unanimously authorized a repurchase program, under which Cryoport may repurchase up to $100 million of its outstanding common stock and/or convertible senior notes.

Jerrell Shelton, Cryoport CEO, said, “The authorization of the repurchase program reflects our constant focus on shareholder return and effective capital allocation. The authorization of this repurchase program demonstrates the Board's confidence in our business model and outlook, our financial performance, and our commitment to delivering value to our stakeholders. We plan to opportunistically repurchase shares of our common stock and convertible senior notes, while maintaining ample liquidity to support our growth organically and through potential acquisitions.”

Repurchases may be made from time to time on the open market or otherwise, in such quantities, at such prices, and in such manner as determined by management at its discretion and will depend on a number of factors, including the market price of Cryoport’s common stock, general market and economic conditions, and applicable legal requirements. The repurchase program will expire on December 31, 2025 and may be extended, suspended, modified or discontinued at any time. The company does not expect to incur debt to fund the repurchase program.

Upcoming Investor Conferences

Cryoport will be presenting at the following upcoming investor conferences:

•	Roth 34th Annual - March - 13th-15th - California

•	KeyBanc Life Sciences & MedTech – March – 22nd – 23rd - Virtual

•	Needham Healthcare – April 11th-14th - Virtual

•	B Riley 22nd Institutional Investor – May 25th-26th - California

•	UBS Global Healthcare – May 23rd-25th - New York

•	Jefferies Global Healthcare – June 8th-10th – New York

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX), headquartered in Nashville, TN, is a global leader in temperature-controlled supply chain solutions for the life sciences industry supporting life-saving cell and gene therapies across the clinical and commercial spectrum. With 33 strategic locations covering the Americas, EMEA (Europe, the Middle East and Africa) and APAC (Asia Pacific), Cryoport’s global platform provides mission-critical solutions, services, and products to Biopharma, Animal Health, and Reproductive Medicine customers worldwide. In addition to its standard setting supply chain solutions, Cryoport is the world’s largest manufacturer of cryogenic systems and one of the largest life science focused specialty couriers.

For more information, visit www.cryoport.com or follow @cryoport on Twitter at www.twitter.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the Company’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to the Company’s industry, business, plans, strategy, acquisitions, future financial results and financial condition, projected trends in the market in which the Company operates, expected impact of the New Prague facility fire, and regulatory approvals with respect to the products of the Company’s clients. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, including as a result of the COVID-19 pandemic and its variants, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, and technical development risks. The Company’s business could be affected by a number of other factors, including the risk factors discussed in the Company’s Securities and Exchange Commission (“SEC”) reports including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and the Company cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, the Company disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer

KCSA Strategic Communication

tfromer@kcsa.com

P: 1-212-896-1203